EXHIBIT 10.3

ASSIGNMENT

        For valuable consideration, ITN Energy Systems, Inc., a Colorado corporation, hereby assigns to Ascent Solar Technologies, Inc., a Delaware corporation having a place of business at 8120 Shaffer Parkway, Littleton, CO 80127 and its successors and assigns (collectively hereinafter called "the Assignee"), its entire right, title and interest throughout the world in the inventions and improvements which are subject of an application for United States Patent signed by us this day, entitled "Apparatus and Method of Production of Thin Film Photovoltaic Cell" filed on July 19, 2002 at the Untied States Patent and Trademark Office, Serial No.: 10/197,813. We authorize and request the attorneys appointed in said application to hereafter complete this assignment by inserting above the filing date and serial number of said application when known; this assignment including said application, any and all United States and foreign patents, utility models, and design registrations granted for any of said inventions or improvements, and the right to claim priority based on the filing date of said application under the International Convention for the Protection of Industrial Property, the Patent Cooperation Treaty, the European Patent Convention, and all other treaties of like purposes; and we authorize the Assignee to apply in all countries in our name or in its own name for patents, utility models, design registrations and like rights of exclusion and for inventors' certificates for said inventions and improvements; and we agree for ourselves and our respective heirs, legal representatives and assigns, without further compensation to perform such lawful acts and to sign such further applications, assignments, Preliminary Statements and other lawful documents as the Assignee may reasonably request to effectuate fully this assignment.

IN WITNESS WHEREOF:
Dated January 17, 2006.
ITN ENERGY SYSTEMS, INC.
/s/ Ashutosh Misra Ashutosh Misra, Vice President
State of Colorado:
:ss.
County of Jefferson:

        Before me this 17th day of January, 2006 personally appeared Ashutosh Misra, known to me to be the person whose name is subscribed to the foregoing Assignment and acknowledged that he executed the same as his free act and deed for the purposes therein contained.

/s/ Notary Public My Commission Expires: 10/22/2009